Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

___________________________

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

___________________________

LIN TELEVISION CORPORATION
(Exact name of obligor as specified in its charter) (as Issuer)

Delaware (State or other jurisdiction of incorporation or organization)	13-3581627 (I.R.S. employer identification no.)

MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter) (as Parent Guarantor)

Virginia (State or other jurisdiction of incorporation or organization)	46-5188184 (I.R.S. employer identification no.)

333 East Franklin Street Richmond, Virginia (Address of principal executive offices)	23219 (Zip code)

TABLE OF ADDITIONAL GUARANTOR REGISTRANTS

Exact Name of Guarantor Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Birmingham Broadcasting Co., Inc.	Delaware	13-3404513
Birmingham Broadcasting (WVTM-TV), LLC	Delaware	11-3691703
Blockdot, Inc.	Texas	75-2929145
Dedicated Media, Inc.	California	72-1618923
Federated Media Publishing LLC	Delaware	57-1221774
Indiana Broadcasting, LLC	Delaware	05-0496718
KLFY, L.P.	Delaware	51-0325249
KXAN LLC	Delaware	13-2670260
KXTX Holdings LLC	Delaware	05-0481599
LAT, Inc.	Delaware	51-0325252
LIN Digital LLC	Delaware	32-0416169
LIN Digital Media LLC	Delaware	80-0943183
LIN License Company, LLC	Delaware	05-0615511
LIN Mobile, LLC	Delaware	46-1360248
LIN of Alabama, LLC	Delaware	20-3347776
LIN of Colorado, LLC	Delaware	20-3347854

LIN of New Mexico, LLC	Delaware	20-3347886
LIN of Wisconsin, LLC	Delaware	20-3347936
LIN Studios LLC	Delaware	52-2368784
LIN Television of Texas, Inc.	Delaware	05-0481602
LIN Television of Texas, L.P.	Delaware	05-0481606
Media General Broadcasting, LLC	Delaware	46-4040610
Media General Communications, Inc.	Delaware	25-1763366
Media General Communications Holdings, LLC	Delaware	20-5912325
Media General Operations, Inc.	Delaware	54-1967824
MGDT, Inc.	Delaware	26-2199409
MGOC, Inc.	Virginia	54-0850433
NES II, Inc.	Virginia	54-1184109
North Texas Broadcasting LLC	Delaware	13-2740621
Primeland LLC	Delaware	37-1023233
Professional Communications Systems, Inc.	Florida	58-2499093
TVL Broadcasting LLC	Delaware	75-2676358
TVL Broadcasting of Rhode Island, LLC	Delaware	52-2368799
Virginia Paper Manufacturing Corp.	Georgia	54-1130535
WATE, G.P.	Delaware	51-0356837
WAVY Broadcasting, LLC	Delaware	05-0496719
WDTN Broadcasting, LLC	Delaware	52-2368795
WIVB Broadcasting, LLC	Delaware	05-0496720
WKRN, G.P.	Delaware	13-3577063

WHTM Acquisition LLC	Delaware	47-1177997
WOOD License Co., LLC	Delaware	05-0496721
WOOD Television LLC	Delaware	06-1506282
WTNH Broadcasting LLC	Delaware	05-0481600
WWLP Broadcasting, LLC	Delaware	52-7115298
YBK, Inc.	Delaware	51-0325250
YBT, Inc.	Delaware	51-0356705
Young Broadcasting, LLC	Delaware	13-3339681
Young Broadcasting of Albany, Inc.	Delaware	14-1718758
Young Broadcasting of Davenport, Inc.	Delaware	13-3858546
Young Broadcasting of Green Bay, Inc.	Delaware	51-0356704
Young Broadcasting of Knoxville, Inc.	Delaware	51-0356702
Young Broadcasting of Lansing, Inc.	Michigan	38-2826434
Young Broadcasting of Louisiana, Inc.	Delaware	13-3464633
Young Broadcasting of Nashville, LLC	Delaware	62-1391810
Young Broadcasting of Rapid City, Inc.	Delaware	13-3884784
Young Broadcasting of Richmond, Inc.	Delaware	51-0356703
Young Broadcasting of San Francisco, Inc.	Delaware	52-2242171
Young Broadcasting of Sioux Falls, Inc.	Delaware	13-3884783
Young Broadcasting Shared Services, Inc.	Delaware	77-0712261

C/o Media General, Inc. 333 East Franklin Street Richmond, Virginia (Address of principal executive offices)	23219 (Zip code)

___________________________

5.875% Senior Notes due 2022
and Guarantees of 5.875% Senior Notes due 2022
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-207042).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22nd day of October, 2015.

THE BANK OF NEW YORK MELLON

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2015, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	7,835,000
Interest-bearing balances	115,236,000
Securities:
Held-to-maturity securities	42,679,000
Available-for-sale securities	76,620,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	14,211,000
Loans and lease financing receivables:
Loans and leases held for sale	264,000
Loans and leases, net of unearned income	35,026,000
LESS: Allowance for loan and lease losses	162,000
Loans and leases, net of unearned income and allowance	34,864,000
Trading assets	5,134,000
Premises and fixed assets (including capitalized leases)	1,065,000
Other real estate owned	5,000
Investments in unconsolidated subsidiaries and associated companies	533,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,352,000
Other intangible assets	1,097,000
Other assets	14,309,000
Total assets	320,204,000

LIABILITIES
Deposits:
In domestic offices	155,532,000
Noninterest-bearing	106,199,000
Interest-bearing	49,333,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	122,363,000
Noninterest-bearing	7,932,000
Interest-bearing	114,431,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	68,000
Securities sold under agreements to repurchase	1,380,000
Trading liabilities	4,985,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	7,008,000
Not applicable
Not applicable
Subordinated notes and debentures	765,000
Other liabilities	6,825,000
Total liabilities	298,926,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,184,000
Retained earnings	11,326,000
Accumulated other comprehensive income	-1,717,000
Other equity capital components	0
Total bank equity capital	20,928,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	21,278,000
Total liabilities and equity capital	320,204,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Joseph J. Echevarria	Directors